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                                                                    EXHIBIT 99.2


                             AMENDMENT NO. 2 TO THE
                           ABM INDUSTRIES INCORPORATED
                        1985 EMPLOYEE STOCK PURCHASE PLAN


         ABM INDUSTRIES INCORPORATED, having established the ABM Industries Incorporated 1985 Employee Stock Purchase Plan (the "Plan"), and having amended and restated the Plan effective December 19, 1995, hereby amends the Plan effective January 1, 1999 as follows:

         (i)      the new name of the Plan shall be:

         ABM Industries Incorporated Employee Stock Purchase Plan


         IN WITNESS WHEREOF, ABM INDUSTRIES INCORPORATED, by its duly authorized officer, has executed this Amendment No. 2 effective the date indicated below.

                                    ABM INDUSTRIES INCORPORATED



Dated:  January 5, 1999             By   /s/ Lorraine P. O'Hara
                                         ---------------------------------------
                                         Title:  Assistant Corporate Secretary